Exhibit (a)(1)(F)
LETTER TO CLIENTS FOR TENDER OF ENEL AMÉRICAS S.A. ADSs
TENDER OFFER
(the “U.S. Offer”)
for
American Depositary Shares, representing shares of common stock (“ADSs”)
of
Enel Américas S.A.
by
Enel S.p.A.
for
cash in the amount Ch$7,000 (seven thousand Chilean pesos) per ADS, without any interest, payable in U.S. dollars, and less any applicable distribution fees and withholding taxes.
The deadline for validly tendering ADSs held through the Depository Trust Company (the “DTC”) in the U.S. Offer is 5:00 pm, New York City time, on April 13, 2021 (as such time and date may be extended or earlier terminated, the “ADS Expiration Date”), unless the U.S. Offer is extended or earlier terminated.
ADSs tendered on or prior to the ADS Expiration Date may not be withdrawn except as described in the Offer to Purchase (as hereinafter defined).
NO GUARANTEED DELIVERY
The Information Agent for the Tender Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call U.S. Toll-Free: +1 (866) 431-2096
Call International: +1 (781) 575-2137
E-mail: enelamericas@georgeson.com

March 15, 2021
To Our Clients:
Enclosed for your consideration is the Offer to Purchase, dated March 15, 2021 (the “Offer to Purchase”), as filed with the U.S. Securities and Exchange Commission in connection with the offer by Enel S.p.A., a società per azioni organized and existing under the laws of Italy (“Enel S.p.A.”), to purchase up to 7,608,631,104 of the outstanding shares of common stock, no par value (the “Shares”), of Enel Américas S.A., a sociedad anónima abierta organized and existing under the laws of the Republic of Chile (“Enel Américas”), including Shares represented by American Depositary Shares (“ADSs”), each representing fifty (50) Shares, at a cash price of (i) Ch$140 per Share, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and other applicable fees, and (ii) Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees of $0.05 per ADS payable to Citibank, N.A., in its capacity as ADS Tender Agent (the “Distribution Fees”), upon the terms and subject to the conditions set forth in the Offer to Purchase.
We hold ADSs for your account. A tender of such ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all ADSs held in your account pursuant to the terms and subject to the conditions of the U.S. Offer. A form of Instruction with respect to the U.S. Offer is enclosed.
Please note the following:
1.
The deadline for validly tendering ADSs through DTC is 5:00 pm, New York City time, on April 13, 2021 (as such time and date may be extended or earlier terminated, the “ADS Expiration Date”), unless the U.S. Offer is extended or earlier terminated. If you wish to tender your ADSs in the U.S. Offer, please instruct us sufficiently in advance of the ADS Expiration Date.

2.
The Company has appointed Citibank, N.A. as ADS Tender Agent and Georgeson LLC as Information Agent.

Any questions you may have with respect to the manner in which ADSs may be tendered in the U.S. Offer should be directed to the Information Agent at +1 (866) 431-2096 (U.S. Toll-Free) or +1 (781) 575-2137 (International) or E-mail: enelamericas@georgeson.com.
3.
In no event will Enel S.p.A. purchase more than 7,608,631,104 Shares (including Shares represented by ADSs), in total, in the Offers (as such term is defined in the Offer to Purchase and hereinafter used as so defined). If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered and not properly withdrawn in the Offers, Enel S.p.A. will, upon the terms and subject to the conditions set forth in the Offer to Purchase, purchase 7,608,631,104 Shares (including Shares represented by ADSs) on a pro rata basis according to the number of Shares (including Shares represented by ADSs) properly and timely tendered in the Offers and not properly withdrawn and accepted by Enel S.p.A. after giving effect to proration. On the New York Business Day immediately following the Offer Expiration Date, the Chilean Tender Agent (each as defined in the Offer to Purchase and hereinafter used as so defined) shall notify the ADS Tender Agent of the proration factor (the “Proration Factor”) to be applied to the amount of ADSs tendered and not properly withdrawn by each tendering holder of ADSs as of the ADS Expiration Date and the ADS Tender Agent shall apply the Proration Factor by multiplying the number of ADSs tendered and not properly withdrawn by each tendering holder of ADSs by the Proration Factor (the “Prorated Tender Amount”). To the extent that any tendering holder’s Prorated Tender Amount results in fractional ADSs, the ADS Tender Agent shall round the resulting number down to the nearest whole number of ADSs so that no fractional number of ADSs tendered by such holder of ADSs would be accepted for purchase pursuant to the U.S. Offer (the “Prorated Accepted Amount”). Any number of ADSs tendered by each tendering holder of ADSs in excess of each such holder’s Prorated Accepted Amount shall be returned to each such holder in accordance with the terms of the Offer to Purchase.

4.
If you tender your ADSs in the U.S. Offer, you will receive, for each ADS validly tendered and not properly withdrawn in the U.S. Offer and accepted for purchase by Enel S.p.A., Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and Distribution Fees (the “ADS Tender Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase.
5.
If you wish to tender your ADSs in exchange for the ADS Tender Offer Price, you must contact us directly so that we can arrange for transfer of your ADSs to the applicable account at DTC using DTC’s automated systems, in any case, prior to 5:00 pm, New York City time, on April 13, 2021.

6.
ADSs tendered on or prior to the ADS Expiration Date may be withdrawn as described in the section entitled “The U.S. Offer — Tender Withdrawal Rights” in the Offer to Purchase.

If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the enclosed instruction form. If you authorize the tender of your ADSs, all such ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your ADSs to the ADS Tender Agent on your behalf prior to 5:00 pm, New York City time, on April 13, 2021.

INSTRUCTIONS
WITH RESPECT TO THE TENDER OFFER
(the “U.S. Offer”)
for
American Depositary Shares, representing shares of common stock (“ADSs”)
of
Enel Américas S.A.
by
Enel S.p.A.
for
cash in the amount Ch$7,000 (seven thousand Chilean pesos) per ADS, without any interest, payable in U.S. dollars based upon the U.S. dollar observed exchange rate (dólar observado) published by the Central Bank of Chile for the business day prior to the date of settlement of the U.S. Offer, and less any applicable distribution fees and withholding taxes.
The undersigned acknowledge(s) receipt of (i) your letter, and (ii) the Offer to Purchase, dated March 15, 2021 (the “Offer to Purchase”), as filed with the U.S. Securities and Exchange Commission in connection with the offer by Enel S.p.A., a società per azioni organized and existing under the laws of Italy (“Enel S.p.A.”), to purchase up to 7,608,631,104 of the outstanding shares of common stock, no par value (the “Shares”), of Enel Américas S.A., a sociedad anónima abierta organized and existing under the laws of the Republic of Chile (“Enel Américas”), including Shares represented by American Depositary Shares (“ADSs”), each representing fifty (50) Shares, at a cash price of (i) Ch$140 per Share, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and other applicable fees, and (ii) Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees of $0.05 per ADS payable to Citibank, N.A., in its capacity as ADS Tender Agent, upon the terms and subject to the conditions set forth in the Offer to Purchase.
The undersigned hereby instructs you to tender to Enel S.p.A. (through Citibank, N.A., as the ADS Tender Agent) the number of ADSs indicated on the reverse side of these Instructions (or if no number is indicated below, all ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Total Number of ADSs to be Tendered*

Date:

SIGN HERE
Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*
Unless otherwise indicated, it will be assumed that all of your ADSs held by us for your account are to be tendered.